UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2017

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2017, the Board of Directors (the “Board”) of Tower International, Inc. (“Tower”) appointed Pär Malmhagen as President of Tower, effective January 19, 2017.  Mr. Malmhagen’s prior position was President of Tower Europe, a position he held since June 2012. Mr. Malmhagen will succeed James Gouin as President of Tower. As previously announced, Mr. Gouin became the Chief Executive Officer and a director of Tower as of January 1, 2017 and remains in those positions. Mr. Malmhagen will report to Mr. Gouin.

On January 19, 2017, the Board also accepted James Bernard’s resignation as Tower’s President, Americas, effective January 31, 2017.

In connection with his appointment as President, Mr. Malmhagen entered into an employment agreement with Tower Automotive Operations USA I, LLC (the “Company”), a subsidiary of Tower, which will be effective January 19, 2017. The initial term of the employment agreement with Mr. Malmhagen expires on December 31, 2017, but is subject to automatic extension for successive one-year periods unless either he or the Company gives the other at least 60 calendar days’ written notice of non-renewal.  Mr. Malmhagen’s principal office location will be at Tower’s headquarters in Livonia, Michigan.

Under the terms of the employment agreement, which supersedes his previous employment agreement (also referred to as a services agreement), Mr. Malmhagen will receive an annual base salary of $675,000, subject to periodic review and adjustment by the compensation committee of the Board and will be eligible for:

•	a variable annual bonus with a target amount equal to 110% of base salary;

•	an annual long term incentive award pursuant to Tower’s equity incentive plan with a target amount equal to 120% of base salary; and

•	severance payments and benefits in the event of his involuntary termination of employment without cause (including due to death or disability) or resignation for good reason; enhanced severance is also payable if he is involuntarily terminated without cause or resigns for good reason within two years following a change in control of Tower.

Mr. Malmhagen will continue to be eligible for a retention bonus in the amount of 643,500 Euros (or equivalent U.S. dollars) on the same terms and conditions as provided under his previous employment agreement. The retention bonus will be earned on the earlier to occur of (a) December 31, 2017 (subject to certain conditions described in Mr. Malmhagen’s employment agreement) or (b) his termination of employment due to death or disability; and, if earned, the retention bonus will be payable in January 2018.

Under Mr. Malmhagen’s employment agreement, all outstanding equity-based awards granted to him under Tower’s equity incentive plan will become fully vested upon a change in control of Tower.

Mr. Malmhagen’s employment agreement includes Tower’s customary post-employment terms and conditions.

On January 19, 2017, Michael Rajkovic, Tower’s Chief Operating Officer, entered into an amended and restated employment agreement with Tower. The terms and conditions of the amended and restated employment agreement are substantially the same as his prior employment agreement, as summarized in Tower’s Proxy Statement for its 2016 Annual Meeting of Stockholders, except for the following:

•	The term of Mr. Rajkovic’s employment, which would have expired on December 31, 2017, has been extended through December 31, 2019 (the “Retirement Date”), at which time Mr. Rajkovic will retire from employment with Tower.

•	Mr. Rajkovic’s annual base salary is increased, effective as of January 1, 2017, from $625,000 to $650,000, subject to periodic review and adjustment by the compensation committee of the Board.

•	Mr. Rajkovic will be eligible for an annual long term incentive award pursuant to Tower’s equity incentive plan with a target amount equal to 110% of base salary.

•	Upon retirement on the Retirement Date, subject to Mr. Rajkovic’s execution of a release of claims, he will receive (i) an amount equal to the sum of one year’s base salary and an average of the bonuses paid to him for the three fiscal years prior to the Retirement Date, (ii) an annual bonus for the 2019 fiscal year (based on actual performance results for such year), and (iii) continued health coverage for up to twelve months at the rate Tower charges active employees.

•	Upon retirement on the Retirement Date or earlier involuntary termination without cause or resignation for good reason, subject to Mr. Rajkovic’s execution of a release of claims, all of his then unvested equity and cash-based performance awards will continue to vest at the time(s) that vesting would have occurred had he remained employed by Tower (determined, in the case of cash-based performance awards, based on actual performance through the Retirement Date) without pro-ration for any partially completed performance periods.

The above-mentioned target amounts for Messrs. Malmhagen and Rajkovic are subject to market evaluation and adjustment at the discretion of the compensation committee.

The preceding summaries of the employment agreement with Mr. Malmhagen and the amended and restated employment agreement with Mr. Rajkovic are qualified in their entirety by references to the texts of their respective agreements, copies of which are being filed as Exhibits 10.1 and 10.2, respectively, to this report.

A copy of Tower’s press release related to these management changes is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)          The following exhibits are filed with this report:

Exhibit 10.1	Employment Agreement, dated January 19, 2017, between Tower Automotive Operations USA I, LLC and Pär Malmhagen.

Exhibit 10.2	Second Amended and Restated Employment Agreement, dated January 19, 2017, between Tower Automotive Operations USA I, LLC and Michael Rajkovic.

Exhibit 99.1	Press Release of Tower International, Inc., dated January 20, 2017, reporting management changes, including the appointment of Mr. Malmhagen and the resignation of Mr. Bernard.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

	By:	/s/ Jeffrey Kersten
		Name:	Jeffrey Kersten
		Title:	Executive Vice President and Chief Financial Officer

Dated: January 20, 2017

EXHIBIT INDEX

Exhibit 10.1	Employment Agreement, dated January 19, 2017, between Tower Automotive Operations USA I, LLC and Pär Malmhagen.

Exhibit 10.2	Second Amended and Restated Employment Agreement, dated January 19, 2017, between Tower Automotive Operations USA I, LLC and Michael Rajkovic.

Exhibit 99.1	Press Release of Tower International, Inc., dated January 20, 2017, reporting management changes, including the appointment of Mr. Malmhagen and the resignation of Mr. Bernard.

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